                                                                       EXHIBIT B

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (the "Agreement"), dated as of September 12, 1999 (the "Agreement"), is by and between Internet America, Inc., a Texas corporation ("Internet America"), PDQ.Net, Incorporated, a Texas corporation ("PDQ"), the undersigned shareholders of Internet America (the "Internet America Shareholders") and the undersigned shareholders of PDQ (the "PDQ Shareholders"). The Internet America Shareholders and the PDQ Shareholders are referred to collectively as the "Shareholders."

                                  WITNESSETH:

     WHEREAS, the Internet America Shareholders are the record and beneficial owners of shares of common stock, par value $0.01 per share, of Internet America and the PDQ Shareholders are the record and beneficial owners of shares of common stock, par value $0.01 per share, of PDQ, (such shares together with any other common stock and any other securities of the Company or PDQ having any voting rights now or hereafter owned by the Shareholders are referred to as the "Shares"); and

     WHEREAS, Internet America, GEEK Houston II, Inc., a Texas corporation and wholly-owned subsidiary of Internet America ("Merger Sub"), PDQ and certain shareholders of PDQ have entered into that certain Agreement and Plan of Merger dated as of the same date hereof (the "Merger Agreement"), pursuant to which, among other things, Merger Sub will merge with and into PDQ, with PDQ surviving as a wholly owned subsidiary of Internet America (the "Merger") (all capitalized terms used herein without definition have the meanings ascribed to them in the Merger Agreement); and

     WHEREAS, a condition to closing the Merger Agreement is that Internet America's shareholders and PDQ's shareholders approve and adopt the Merger Agreement and the Merger.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and confessed, the parties hereto agree as follows:

          1. Voting of Shares.

             (a) Internet America Shareholders. During the term of this Agreement, each Internet America Shareholder agrees that: (i) such Internet America Shareholder will not sell or transfer any of the Shares or any interest therein to any person other than another Internet America Shareholder, provided, however that each Internet America Shareholder may sell or transfer up to 5% of such Internet America Shareholder's Shares to any person, and (ii) at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of Internet America's shareholders, however called, or in connection with any written consent of Internet America's shareholders, such Internet America Shareholder will appear at the meeting or otherwise cause the Shares to be counted as present for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Shares (A) in favor of the adoption of the Merger Agreement and the approval of all other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof, and (B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Internet America under the Merger Agreement. Each Internet America Shareholder further agrees not to enter into any agreement or understanding with any person or entity the effect of which would be inconsistent with or violative of any provision contained in this Section 1(a).

             (b) PDQ Shareholders. During the term of this Agreement, each PDQ Shareholder agrees that: (i) such PDQ Shareholder will not sell or transfer any of the Shares or any interest therein to any person other than another PDQ Shareholder and (ii) at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of PDQ's shareholders, however called, or in connection with any written consent of PDQ's shareholders, such PDQ Shareholder will appear at
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

        the meeting or otherwise cause the Shares to be counted as present for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Shares (A) in favor of the adoption of the Merger Agreement and the approval of all other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof, and (B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Internet America under the Merger Agreement. Each PDQ Shareholder further agrees not to enter into any agreement or understanding with any person or entity the effect of which would be inconsistent with or violative of any provision contained in this Section 1(b).

        2. Representations and Warranties.

             (a) Each Shareholder represents and warrants that he or it is the sole and beneficial owner of that number of Shares set forth next to such Shareholder's name on Schedule 1, attached hereto, except as otherwise set forth on Schedule 1. On the date hereof, such Shares constitute all of the shares of common stock of the Company or PDQ, as appropriate, owned of record or beneficially owned by such Shareholder. Such Shareholder has sole voting power, sole power to issue instructions with respect to the Shares set forth next to such Shareholder's name on
        Schedule 1 and sole power of disposition of such Shares, in each case with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

             (b) Each Shareholder has full power and authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Shareholder, and constitutes the legal, valid and binding obligations of each Shareholder, enforceable against each Shareholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

             (c) Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any organizational document of a Shareholder or any agreement, indenture or other instrument under which a Shareholder is bound or to which the Shares are subject, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or public, governmental or regulatory agency or body having jurisdiction over a Shareholder or the Shares.

          3. Term of Agreement. This Agreement shall terminate and be of no further force or effect automatically without any action by any party hereto upon the earlier of (a) the termination of the Merger Agreement and
     (b) the Effective Time of the Merger.

          4. Other Matters. The voting of shares pursuant to this Agreement may be effected in any manner permitted by applicable law, including, but not limited to, written consent of shareholders.

          5. Amendments. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an instrument in writing executed by all parties hereto.

          6. Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          7. Parties Bound. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, devisees, personal and legal representatives and assigns, including without limitation any transferee of shares of common stock subject to this Agreement.

          8. Irrevocability. All parties hereto agree and acknowledge that this Agreement is not revocable at, upon or by reason of a unilateral decision or death or dissolution of any party hereto; rather the parties agree and acknowledge that this Agreement shall not terminate except pursuant to
     Section 3 hereof.
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

          9. Notices. Whenever this Agreement requires or permits any consent, approval, notice, request or demand from one party to another, the consent, approval, notice, request or demand must be in writing to be effective, shall be deemed delivered if either hand delivered in person sent by telegram, telex, facsimile or overnight courier or shall be deemed given three (3) days following deposit or by mail, and if mailed, shall be deemed to have been given after it is enclosed in an envelope, properly stamped, sealed and deposited in the depository of the United States postal service, postage prepaid, mailed certified return receipt requested, addressed to the party to be notified at the address set forth below, or such other address as either party may have notified the other in writing:

              If to the Company:   Internet America, Inc.
                                   350 North St. Paul, Suite 3000
                                   Dallas, Texas 75201
                                   Fax: (214) 861-2663

              If to PDQ:           PDQ.Net, Incorporated
                                   20 Greenway, Suite 600
                                   Houston, Texas 77046
                                   Fax: (713) 830-3233

              If to a Shareholder: To the address set forth by such
                                   Shareholder's name on Schedule 1, attached hereto

          10. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          11. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

          12. Specific Performance. The Shareholders acknowledge that a refusal by any Shareholder to consummate the transactions contemplated hereby will cause irreparable harm to Internet America and to PDQ, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, Internet America and PDQ shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

          13. Counterparts. This Agreement may be executed in any number of identical counterparts, all of which shall collectively constitute on and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

                                            INTERNET AMERICA, INC.

                                            /s/ MICHAEL T. MAPLES
                                            ------------------------------------
                                            Michael T. Maples,
                                            President and Chief Executive
                                            Officer

                                            /s/ MICHAEL T. MAPLES
                                            ------------------------------------
                                            Michael T. Maples

                                            /s/ JAMES T. CHANEY
                                            ------------------------------------
                                            James T. Chaney

                                            /s/ DOUGLAS L. DAVIS
                                            ------------------------------------
                                            Douglas L. Davis

                                            /s/ JOHN JAMES STEWART III
                                            ------------------------------------
                                            John James Stewart III

                                            /s/ D. JACKSON CHANEY
                                            ------------------------------------
                                            D. Jackson Chaney

                                            /s/ JACK T. SMITH
                                            ------------------------------------
                                            Jack T. Smith

                                            /s/ GARY CORONA
                                            ------------------------------------
                                            Gary Corona

                                            /s/ WILLIAM O. HUNT
                                            ------------------------------------
                                            William O. Hunt

                                            B&G PARTNERSHIP, LTD.

                                            /s/ WILLIAM O. HUNT

                                            ------------------------------------
                                            By: William O. Hunt, General Partner

                                            PDQ.NET, INCORPORATED

                                            /s/ WILLIAM E. LADIN

                                            ------------------------------------
                                            William E. Ladin, Jr., President

                                            /s/ WILLIAM E. LADIN

                                            ------------------------------------
                                            William E. Ladin, Jr.

                                            /s/ JOHN N. PALMER

                                            ------------------------------------
                                            J. N. Palmer Family Partnership
                                            By: John N. Palmer, General Partner

                                            /s/ RICHARD L. KELLEY, JR.

                                            ------------------------------------
                                            Richard L. Kelley, Jr.

                                            /s/ MARK C. WILLIAMS

                                            ------------------------------------
                                            Mark C. Williams

                                            /s/ ERNEST D. RAPP

                                            ------------------------------------
                                            Ernest D. Rapp

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

                         SCHEDULE 1 TO VOTING AGREEMENT

                         INTERNET AMERICA COMMON STOCK

NAME AND ADDRESS                                                    SHARES OWNED
----------------                                                    ------------
Michael T. Maples............................  83,688 shares and options to purchase 225,000 shares
Internet America, Inc.
350 N. St. Paul, Suite 3000
Dallas, Texas 75201

James T. Chaney..............................  128 shares and options to purchase 78,750 shares
Internet America, Inc.
350 N. St. Paul, Suite 3000
Dallas, Texas 75201

Douglas L. Davis.............................  151,690 shares
Internet America, Inc.
350 N. St. Paul, Suite 3000
Dallas, Texas 75201

John James Stewart, III......................  options to purchase 53,944 shares
Internet America, Inc.
350 N. St. Paul, Suite 3000
Dallas, Texas 75201

D. Jackson Chaney............................  1,000 shares and options to purchase 35,000 shares
Internet America, Inc.
350 N. St. Paul, Suite 3000
Dallas, Texas 75201

Jack T. Smith................................  422,811 shares and options to purchase 45,000 shares
Westcott LLC
100 Crescent Court
Suite 1620
Dallas, Texas 75201

Gary Corona..................................  21,999 shares and options to purchase 120,000 shares
Westcott LLC
100 Crescent Court
Suite 1620
Dallas, Texas 75201

William O. Hunt..............................  Sole owner of 463,385 shares and options to purchase
17604 Woods Edge Drive Dallas, Texas 75287     45,000 shares joint owner of 464,678 shares held by a
                                               limited partnership of which he is one of the general
                                               partners.

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                                PDQ COMMON STOCK

NAME AND ADDRESS                                                    SHARES OWNED
----------------                                                    ------------
                                               1,996,374 shares and options to purchase 165,000
William E. Ladin, Jr. .......................  shares
PDQ.Net Incorporated
20 Greenway, Suite 600
Houston, Texas 77046

J. N. Palmer Family Partnership..............  1,834,689 shares
2335 Eastover
Jackson, Mississippi 39211

Richard L. Kelley, Jr. ......................  255,114 shares and options to purchase 105,000 shares
PDQ.Net, Incorporated
20 Greenway, Suite 600
Houston, Texas 77046

Mark C. Williams.............................  303,231 shares and options to purchase 50,000 shares
PDQ.Net, Incorporated
20 Greenway, Suite 600
Houston, Texas 77046

Ernest D. Rapp...............................  45,453 shares and options to purchase 100,000 shares
PDQ.Net, Incorporated
20 Greenway, Suite 600
Houston, Texas 77046

                                       B-7